                                  EXHIBIT 99.1

                             JOINT FILING AGREEMENT


                      We, the signatories of the statement to which this Joint
            Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.

            Dated:  February 11,  2000.

                          VULCAN VENTURES INCORPORATED



                          By:   /s/ William D. Savoy
                             -----------------------------------
                              William D. Savoy, Vice President


                                               *
                             -----------------------------------
                              Paul G. Allen

                         *By:   /s/ William D. Savoy
                              -----------------------------------
                              William D. Savoy as Attorney-in Fact for Paul
                              G. Allen pursuant to a Power of Attorney
                              filed on August 30, 1999, with the Schedule
                              13G of Vulcan Ventures Incorporated and Paul
                              G. Allen for Pathogenesis, Inc. and
                              incorporated herein by reference.